Exhibit 5.2

KEN ROGERS	The Pinnacle Building, Suite 100	Post Office Drawer 119
	190 East Capitol Street	Jackson, Mississippi 39205
E-mail: krogers@brunini.com	Jackson, Mississippi 39201
Direct: 601.960.6876	Telephone: 601.948.3101	Facsimile: 601.960.6902

November 17, 2025

Trustmark Corporation

248 East Capitol Street

Jackson, MS 39201

Ladies and Gentlemen:

We have acted as counsel to Trustmark Corporation, a Mississippi corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time of an unlimited number or dollar amount of: (a) shares of the Company’s common stock, no par value per share (the “Common Stock”); (b) shares of the Company’s preferred stock (the “Preferred Stock”); (c) one or more series of debt securities of the Company (the “Debt Securities”); (d) depositary shares, representing a fractional interest in the shares of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”); (e) warrants to purchase Debt Securities, Common Stock, Preferred Stock, other securities, or any combination of these securities (the “Warrants”); (f) purchase contracts that will entitle the holder thereof to purchase or sell debt or equity securities issued by the Company or third parties, currencies, or commodities at a specified purchase price or determined by reference to a specific formula at a future date (the “Stock Purchase Contracts”); and (g) units comprised of any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warranties, or Stock Purchase Contracts (the “Units” and collectively with the Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, and Stock Purchase Contracts, the “Covered Securities”), pursuant to the Company’s registration statement on Form S-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof.

In connection with rendering this opinion we have examined (i) the Company’s Restated Articles of Incorporation (the “Articles”), (ii) the Company’s Amended and Restated Bylaws (the “Bylaws”), (iii) the Registration Statement, (iv) the resolution of the Finance Committee of the Board of Directors of the Company relating to the filing of the Registration Statement and the transactions covered thereby dated November 10, 2025; and (v) the resolution of the Board of Directors of the Company relating to the filing of the Registration Statement and the transactions covered thereby dated November 10, 2025. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, instruments, and other relevant materials as we have deemed advisable, and have made such examination of statutes and decisions, and reviewed such questions of law as we have considered necessary or appropriate. As to facts material to this opinion we have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources we believe to be responsible, without any independent verification thereof.

Trustmark Corporation

November 17, 2025

In our examination we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or facsimile copies; (e) the authenticity of the originals of such copies; (f) the accuracy and completeness of the information, representations, and warranties contained in the records, documents, instruments, certificates, and records we have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments that we have reviewed.

Based on the foregoing and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

1. The Company is duly organized and validly existing as a Mississippi corporation and possesses the requisite power and authority to execute, deliver, and perform its obligations under the Covered Securities.

2. With respect to any offering of Common Stock up to the 250,000,000 shares authorized as of the date of the Registration Statement, including any Common Stock issuable upon the exercise, exchange, or conversion of Preferred Stock or Covered Securities, when (a) a prospectus supplement and any other offering material with respect to the Common Stock has been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (b) if the offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the offered Common Stock has been duly authorized, executed, and delivered by the Company and the other parties thereto; (c) the Company has taken all corporate action necessary to authorize the issuance of Common Stock; (d) any legally required consents, approvals, or authorizations have been obtained; (e) unless issued without certificates, certificates representing the Common Stock have been duly executed by the duly authorized officers of the Company and delivered to the purchasers thereof or other persons entitled thereto; (f) the Common Stock has been issued by the Company against payment of the agreed upon consideration therefor in accordance with any relevant agreements and such corporate action; and (g) in the case of Common Stock issuable upon exercise, exchange, or conversion of Preferred Stock or Covered Securities, the actions in respect of such Preferred Stock referred to in paragraph 3 of this opinion or Covered Securities referred to in paragraph 4 of this opinion have been completed, then, upon the happening of such events, such Common Stock will be validly issued, fully paid, and nonassessable.

3. With respect to any offering of any series of Preferred Stock up to the 20,000,000 shares authorized as of the date of the Registration Statement, including any Preferred Stock issuable upon the exercise, exchange, or conversion of Covered Securities, when (a) a prospectus supplement and any other offering material with respect to the Preferred Stock has been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (b) if the offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the offered Preferred Stock has been duly authorized, executed, and delivered by the Company and the other parties thereto; (c) the Company has taken all corporate action necessary to authorize the issuance of Preferred Stock; (d) the Company’s Board of Directors has established the designation, powers, preferences, limitations, and relative

Trustmark Corporation

November 17, 2025

rights of such series of Preferred Stock; (e) a Certificate of Designation conforming to the Mississippi Business Corporation Act regarding such series of Preferred Stock has been filed with the Secretary of State of the State of Mississippi; (f) any legally required consents, approvals, or authorizations have been obtained; (g) unless issued without certificates, certificates representing the Preferred Stock have been duly executed by the duly authorized officers of the Company and delivered to the purchasers thereof or other persons entitled thereto; (h) the Preferred Stock has been issued by the Company against payment of the agreed upon consideration therefor in accordance with any relevant agreements and such corporate action; and (i) in the case of Preferred Stock issuable upon exercise, exchange, or conversion of Covered Securities, the actions in respect of such Common Stock referred to in paragraph 2 of this opinion or other Covered Securities referred to in paragraph 4 of this opinion have been completed, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid, and nonassessable.

4. With respect to any offering of any series of Covered Securities, if the Covered Securities are exercisable, exchangeable, or convertible into Common Stock or Preferred Stock, or if Common Stock or Preferred Stock may be acquired upon exercise, exchange, or conversion upon fulfillment of the terms of such Covered Securities, when (a) a prospectus supplement and any other offering material with respect to the Covered Securities has been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (b) if the offered Covered Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the offered Covered Securities has been duly authorized, executed, and delivered by the Company and the other parties thereto; (c) the Company has taken all corporate action necessary to authorize the issuance of such Covered Securities; (d) the Board of Directors of the Company has established the designation, powers, preferences, limitations, and relative rights of the applicable series of Preferred Stock; (e) a Certificate of Designation conforming to the Mississippi Business Corporation Act regarding such series of Preferred Stock has been filed with the Secretary of State of the State of Mississippi; (f) any legally required consents, approvals, or authorizations have been obtained; (g) the Covered Securities have been presented for exercise, exchange, or conversion in accordance with the terms thereof; and (h) unless issued without certificates, certificates representing the Common Stock or Preferred Stock have been duly executed by the duly authorized officers of the Company and delivered upon such exercise, exchange, or conversion to the purchasers thereof or other persons entitled thereto, in accordance with terms of such Covered Securities, then, upon the happening of such events, the Common Stock or Preferred Stock issuable upon exercise, exchange, or conversion of such Covered Securities will be validly issued, fully paid, and nonassessable.

For the purposes of this opinion we have assumed that, at the time of the issuance, sale, and delivery of each issue of Common Stock, Preferred Stock, or Covered Securities: (i) the Company will remain validly existing as a corporation under Mississippi law; (ii) all Covered Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent such assumption states, directly or in practical effect, the legal conclusion expressed in paragraph 4 of this opinion; (iii) any Covered Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (iv) all actions necessary for the issuance of any Common Stock or Preferred Stock and the form and terms thereof will not (A) contravene

Trustmark Corporation

November 17, 2025

the Articles or Bylaws, (B) violate any law, rule, or regulation applicable to the Company, or (C) result in any conflict with, or breach of, any agreement or document binding upon the Company; (v) the authorization of any Common Stock or Preferred Stock by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the issuance thereof; (vi) the Articles and Bylaws, as currently in effect, will not have been modified or amended and will be in full force and effect, and the number of shares of Common Stock or Preferred Stock, as the case may be, offered and sold will not exceed the number of shares of Common Stock or Preferred Stock, as the case may be, authorized under the Articles, as then in effect, and not otherwise reserved for issuance; and (vii) the certificates, if any, evidencing the Common Stock or the Preferred Stock will be in a form approved for issuance by the Company which complies with the Mississippi Business Corporation Act.

In rendering the foregoing opinions we express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Mississippi. Furthermore, no opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. We undertake no (and shall not have any) responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed. This letter expresses our legal opinion as to the foregoing matters based on our professional judgement at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

We are furnishing this opinion to you in connection with the filing of the Registration Statement. This opinion is limited to the matters set forth herein and no other opinion should be inferred beyond the matters expressly stated herein. The opinions set forth herein are given as of the date hereof and we undertake no obligation to update or supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement and in the prospectus constituting part of the Registration Statement. In giving this consent we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

BRUNINI, GRANTHAM, GROWER & HEWES, PLLC

/s/ Ken Rogers